                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 MFRI, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   MFRI LOGO

                                                                    May   , 2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of MFRI, Inc. (the "Company") will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on Tuesday, June 27, 2000, at 10:00 a.m., Chicago time, for the following purposes:

     1. to elect directors;

     2. to consider a proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from 15,000,000 shares to 50,000,000 shares; and

     3. to transact such other business as may properly come before the meeting.

                                          By order of the Board of Directors,

                                                  MICHAEL D. BENNETT
                                                      Secretary

                               ------------------

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on June 27, 2000 and at any adjournment thereof. Only stockholders of record at the close of business on May 12, 2000 will be entitled to notice of and to vote at the meeting. The Company had outstanding 4,922,364 shares of common stock as of the close of business on March 31, 2000. There are no other voting securities. Each stockholder is entitled to one vote per share for the election of directors, as well as on all other matters. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted for such proposal; and it is intended that they will be voted for the nominees named herein, except to the extent authority to vote is withheld. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company, by executing and duly delivering a subsequent proxy or by attending the meeting and voting in person.

     In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors. The vote of the majority of the outstanding shares of Common Stock of the Company is necessary to approve the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock.

     In addition to the use of the mails, proxies may be solicited by directors, officers, or regular employees of the Company in person, by telegraph, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.

     The Company's fiscal year ends January 31. Years described as 1999, 1998 and 1997 are the fiscal years ended January 31, 2000, 1999 and 1998, respectively.

     This Proxy Statement and the form of proxy are first being mailed on May , 2000 to stockholders of the Company.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 31, 2000, with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company, the name and address of such owner, the number of shares of common stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock:

           NAME AND ADDRESS                   AMOUNT AND NATURE           PERCENT OF
          OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP    OUTSTANDING SHARES
          -------------------              -----------------------    ------------------
David Unger                                         539,455(1)              11.0%
7720 Lehigh Avenue
Niles, IL 60714
Henry M. Mautner                                    444,216(2)               9.0%
7720 Lehigh Avenue
Niles, IL 60714
Heartland Advisors, Inc.                          1,082,700(3)              22.0%
789 North Water Street
Milwaukee, WI 53202
Dimensional Fund Advisors Inc.                      247,200(4)               5.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

------------
(1) Includes 31,000 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 21,500 shares held in joint tenancy with Reporting Person's spouse, 10,750 of which the Reporting Person disclaims beneficial ownership of. Also includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of.

(2) Includes 31,000 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 5,500 shares held in joint tenancy with Reporting Person's spouse, 2,750 of which the Reporting Person disclaims beneficial ownership of.

(3) According to a Schedule 13G dated January 20, 2000, such securities are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

(4) According to a Schedule 13G dated February 11, 2000, such securities are owned by advisory clients of Dimensional Fund Advisors Inc., no one of which, to the knowledge of Dimensional Fund Advisors, Inc., owns more than 5% of the class. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such securities.

     The following table sets forth as of March 31, 2000, certain information concerning the ownership of securities of the Company of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers") and all directors and executive officers of the Company as a group:

                                              AMOUNT AND NATURE           PERCENT OF
       NAME OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP    OUTSTANDING SHARES
       ------------------------            -----------------------    ------------------
David Unger............................             539,455(1)               11.0%
Henry M. Mautner.......................             444,216(2)                9.0%
Gene K. Ogilvie........................              45,675(3)                  *
Fati A. Elgendy........................              59,107(4)                1.2%
Don Gruenberg..........................              14,779(5)                  *
Bradley E. Mautner.....................             172,905(6)                3.5%
Arnold F. Brookstone...................              16,500(7)                  *
Eugene Miller..........................              15,500(8)                  *
Stephen B. Schwartz....................              13,700(9)                  *
Dennis Kessler.........................               2,750(10)                 *
All directors and executive officers as
  a group (17 persons).................           1,440,044                  29.3%

------------
 *  Less than 1%

(1) Includes 31,000 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 21,500 shares held in joint tenancy with Reporting Person's spouse, 10,750 of which the Reporting Person disclaims beneficial ownership of. Also includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of.

(2) Includes 31,000 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 5,500 shares held in joint tenancy with Reporting Person's spouse, 2,750 of which the Reporting Person disclaims beneficial ownership of.

(3) Includes 31,000 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 500 shares owned by the Reporting Person's mother over which the Reporting Person has power of attorney, all of which the Reporting Person disclaims beneficial ownership of.

(4) Includes 49,500 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 5,000 shares held in joint tenancy with Reporting Person's spouse, 2,500 of which the Reporting Person disclaims beneficial ownership of.

(5) Includes 12,000 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 1,000 shares held in joint tenancy with Reporting Person's spouse, 500 of which the Reporting Person disclaims beneficial ownership of.

(6) Includes 11,500 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 200 shares held as custodian for the Reporting Person's minor children, all of which the Reporting Person disclaims beneficial ownership of.

(7) Includes 13,500 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 3,000 shares held in a trust of which the Reporting Person is trustee.

(8) Includes 13,500 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 2,000 shares held in a trust of which the Reporting Person is trustee.

(9) Includes 13,500 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter. Includes 200 shares held in a trust of which the Reporting Person is trustee.

(10) Includes 2,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2000 or which became exercisable within 60 days thereafter.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Ten directors are to be elected at the meeting to hold office until the annual meeting of stockholders in 2001 and until their respective successors are elected and qualified. All of the nominees were previously elected directors by the stockholders.

                                                                                   FIRST BECAME A
                                                                                      DIRECTOR
                                                                                       OF THE
                                     OFFICES AND POSITIONS, IF ANY,                 COMPANY OR A
NAME                                   HELD WITH THE COMPANY; AGE                   PREDECESSOR
----                                 ------------------------------                --------------
David Unger               Director, Chairman of the Board, President and Chief          1989
                            Executive Officer of the Company; Age 65
Henry M. Mautner          Director and Vice Chairman of the Board of the                1989
                            Company; Age 73
Gene K. Ogilvie           Director and Vice President of the Company; President         1989
                            and Chief Operating Officer of Midwesco Filter
                            Resources, Inc.; Age 60
Fati A. Elgendy           Director and Vice President of the Company; President         1994
                            and Chief Operating Officer of Perma-Pipe, Inc.;
                            Age 51
Bradley E. Mautner        Director and Vice President of the Company; Age 44            1995
Don Gruenberg             Director and Vice President of the Company; President         1997
                            and Chief Operating Officer of Thermal Care, Inc.;
                            Age 57
Arnold F. Brookstone      Director of the Company; Age 70                               1990
Eugene Miller             Director of the Company; Age 74                               1990
Stephen B. Schwartz       Director of the Company; Age 65                               1995
Dennis Kessler            Director of the Company; Age 61                               1998

     David Unger has been employed by the Company and its predecessors in various executive and administrative capacities since 1958, served as President of Midwesco, Inc. ("Midwesco") from 1972 through January 1994, and was Vice President from February 1994 through December 1996. He was also a director of Midwesco from 1972 through December 1996 and served that company in various executive and administrative capacities from 1958 until the consummation of the Merger (as defined herein). He is a director and Vice President of the company formed to succeed to the non-Thermal Care business of Midwesco.

     Henry M. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1949 and served as Chairman of the Board of Directors of Midwesco from 1972 through December 1996. Since the consummation of the Merger, he has served as the Chairman of the company formed to succeed to the non-Thermal Care business of Midwesco. Mr. Mautner is the father of Bradley E. Mautner.

     Gene K. Ogilvie has been employed by the Company and its predecessors in various executive capacities since 1969. He has been general manager of Midwesco Filter Resources, Inc. ("Midwesco Filter") (a wholly owned subsidiary of the Company) or its predecessor since 1980 and President and Chief Operating Officer of Midwesco Filter since 1989. From 1982 until the consummation of the Merger in December 1996, he served as Vice President of Midwesco.

     Fati A. Elgendy, who has been associated with the Company and its predecessors since 1978, was Vice President, Director of Sales of the Perma-Pipe Division of Midwesco from 1990 to 1991. In 1991, he became Executive Vice President of the Perma-Pipe Division, a position he continued to hold after the acquisition by the Company to form Perma-Pipe, Inc. on January 28, 1994. In March 1995, Mr. Elgendy became President and Chief Operating Officer of Perma Pipe, Inc. (a wholly owned subsidiary of the Company).

     Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978, has served as Vice President of the Company since December 1996 and has been a director of the Company since 1995. From 1994 to the consummation of the Merger, he served as President of Midwesco and since December 30, 1996 he has served as President of the company formed to succeed to the non-Thermal Care business of Midwesco. In addition, since February 1996, he has served as the Chief Executive Officer of Midwesco Services, Inc. (formerly known as Mid Res, Inc.). From February 1988 to January 1996, he served as the President of Mid Res, Inc. Bradley E. Mautner is the son of Henry M. Mautner.

     Don Gruenberg has been employed by the Company and its predecessors in various executive capacities since 1974, with the exception of a period in 1979-1980. He has been general manager of Thermal Care, Inc. ("Thermal Care") (a wholly owned subsidiary of the Company) or its predecessor since 1980, and was named President and Chief Operating Officer of Thermal Care in 1988. He has been a Vice President and Director of the Company since December 1996.

     Arnold F. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation, an international pulp and paper manufacturer, from January 1991 until his retirement in January 1996. Mr. Brookstone is a director of Abitibi-Consolidated, Inc., a manufacturer of paper products; Donnelly Corporation, a manufacturer of automotive products; and a number of privately held companies. He is also Chairman of the Board of Trustees of the ABN AMRO family of mutual and money market funds.

     Eugene Miller served as Vice Chairman of the Board of Directors and Chief Financial Officer of USG Corporation, a building materials holding company, from March 1987 until his retirement as of May 31, 1991. Mr. Miller is currently Executive-In-Residence and Adjunct Professor of Florida Atlantic University. Mr. Miller is a director of IMX Pharmaceuticals, Inc., a marketer of over-the-counter drug products. He also serves as a director of several privately held companies.

     Stephen B. Schwartz served as a senior vice president of IBM Corporation from 1990 until his retirement in 1992. From 1957 to 1990, Mr. Schwartz served in various capacities for IBM Corporation. Mr. Schwartz is currently a director of Niagara Mohawk Power Company, an electric and gas utility company.

     Dennis Kessler has been President of Kessler Management Consulting, LLC since February 1998. Prior to February 1998, Mr. Kessler was Co-President of Fel-Pro Incorporated, which manufactured and distributed gaskets, engine parts and industrial chemicals. Mr. Kessler served in various capacities with Fel-Pro since 1964. Mr. Kessler is currently a director of Universal Automotive Industries, Inc., a manufacturer and distributor of brake rotors, drums, disc brake pads, relined brake shoes, wheel cylinders and brake hoses for the automotive aftermarket. He also serves as a director of a privately held company.

                               BOARD OF DIRECTORS

     Directors who are not employees of the Company or a parent or subsidiary of the Company are compensated by a fee of $2,000 for each day of attendance at Board meetings, $1,000 for attendance at each Audit Committee meeting and a $200 fixed fee per hour for engagement in any other activity on behalf of the Company authorized by the Board of Directors and are reimbursed for expenses.

     Pursuant to the Company's 1990 Independent Directors Stock Option Plan, as amended (the "Directors Plan"), an option to purchase 10,000 shares of Common Stock of the Company is granted automatically to each director who is not an employee of the Company, any of its subsidiaries, any parent of the Company or any of such parent's subsidiaries on the date he or she is first elected as a director of the Company, and an option to purchase 1,000 shares of Common Stock is granted each May 1 thereafter. Option exercise prices will be at the fair market value of the Common Stock on the date of grant. Options granted under the Directors Plan are not intended to be "incentive stock options." The aggregate number of shares which may be sold pursuant to the Directors Plan may not exceed 100,000. Such options may be exercised for periods of up to ten years from the date of grant.

     The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

     The Board of Directors of the Company held meetings five times during 1999. The Board of Directors has a standing Committee of Independent Directors, as well as standing Compensation and Audit Committees; it does not have a standing Nominating Committee.

     Grants under the Company's 1994 Stock Option Plan are determined by the Committee of Independent Directors, consisting of Eugene Miller (Chairman), Arnold F. Brookstone, Stephen B. Schwartz and Dennis Kessler. The Committee of Independent Directors held two meetings during 1999.

     The Compensation Committee, consisting of Stephen B. Schwartz (Chairman), David Unger, Henry M. Mautner, Arnold F. Brookstone, Eugene Miller, and Dennis Kessler, reviews the compensation paid to the officers of the Company, reports to the stockholders with respect to the compensation paid to the officers of the Company, approves material departures from the Company's past compensation policies, determines the optionees and grant amounts under the Company's 1993 Stock Option Plan and makes recommendations to the Board with respect to the Company's compensation policies. The Compensation Committee held one meeting during 1999.

     The Audit Committee consists of Arnold F. Brookstone (Chairman), Eugene Miller, Stephen B. Schwartz and Dennis Kessler. The Board of Directors adopted and approved a charter for the Audit Committee on April 18, 2000. Under the charter, a copy of which is attached hereto as Appendix 1, the Audit Committee's responsibilities include, among other things:

     - Recommending the selection and discharge of the independent auditors for approval by the Board of Directors and approving the fees of the independent auditors;

     - Reviewing independence with the independent auditors annually, including the consideration of other services provided by the independent auditors or their affiliates, and obtaining on an annual basis written confirmation of the independence of the independent auditors;

     - Considering the results of the review of the interim financial statements by the independent auditors;

     - Reviewing the Company's compliance with applicable accounting and financial reporting rules;

     - Considering and reviewing with the independent auditors the adequacy of the Company's internal controls, including computerized information system controls and security;

     - Considering, in consultation with the independent auditors, the audit scope and plan of the independent auditors;

     - Reviewing with management and the independent auditors the results of annual audits and related matters;

     - Reviewing with the independent auditors any impending changes in accounting and financial reporting rules and the expected impact of such changes on the Company; and

     - Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities.

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete or constitute a fair presentation or are in accordance with generally accepted accounting principles. These matters are the responsibility of management and the independent auditor.

     During 1999, the Audit Committee held three meetings. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Section 4460(d)(2)(B) of the listing standards of The Nasdaq Stock Market.

                           REPORT OF AUDIT COMMITTEE

     Included in the Company's Annual Report on Form 10-K for the year ended January 31, 2000 are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended January 31, 2000. These statements (the "Audited Financial Statements") are the subject of a report by the Company's independent auditors, Deloitte & Touche LLP.

     The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and with the independent auditors prior to publication and filing. The Audit Committee discussed with the Independent Auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence with respect to the Company.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2000 for filing with the Securities and Exchange Commission.

     This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under any such acts.

                                          Arnold F. Brookstone, Chairman
                                          Eugene Miller
                                          Stephen B. Schwartz
                                          Dennis Kessler
                                          Members of the Audit Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years ended January 31, 2000 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers who was serving as an executive officer of the Company at the end of 1999 whose salary and incentive compensation for 1999 exceeded $100,000.

                                                                              LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                             ANNUAL COMPENSATION           ---------------
                                      ----------------------------------     SECURITIES
                                                  INCENTIVE                  UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY    COMPENSATION   OTHER(1)   OPTIONS/SARS(#)   COMP.(2)
 ---------------------------   ----    ------    ------------   --------   ---------------   ---------
David Unger                    1999   $180,000     $ 88,501      $3,200         4,000         $20,000
  Chairman and Chief           1998    180,000       27,705       3,200         5,000          20,000
  Executive Officer            1997    170,000       97,552       3,198        10,000          20,000

Fati A. Elgendy                1999   $125,000     $158,339      $3,200         4,000         $15,000
  Vice President,              1998    125,000       93,516       3,200         5,000          15,000
  President, Perma-Pipe, Inc.  1997    125,000       55,081       3,233        10,000          15,000

Gene K. Ogilvie                1999   $125,000     $127,863      $3,200         4,000         $15,000
  Vice President,              1998    125,000       91,189       3,200         5,000          15,000
  President, Midwesco          1997    125,000      193,199       4,588        10,000          15,000
  Filter Resources, Inc.

Don Gruenberg                  1999   $120,000     $129,251      $3,200         4,000         $15,000
  Vice President,              1998    120,000      124,277       3,200         5,000          15,000
  President, Thermal           1997    120,000      153,357       3,192        10,000          15,000
  Care, Inc.

Henry M. Mautner               1999   $135,000     $ 88,501      $2,400         4,000         $20,000
  Vice Chairman                1998    135,000       27,705       2,400         5,000          20,000
                               1997    125,000       97,552       2,351        10,000          20,000

------------
(1) Represents contributions made by the Company to the Named Executive Officer's account under the 401(k) Plan.

(2) Represents accrual of non-qualified deferred compensation.

1999 OPTION GRANTS

     The following table sets forth certain information regarding option grants to the Named Executive Officers during 1999.

                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                                                                        ANNUAL RATES OF
                  NUMBER OF    PERCENT OF                                 STOCK PRICE
                  SECURITIES      TOTAL                                 APPRECIATION FOR
                  UNDERLYING     OPTIONS                                  OPTION TERM
                   OPTIONS     GRANTED IN    EXERCISE   EXPIRATION   ----------------------
      NAME         GRANTED     FISCAL YEAR    PRICE        DATE        5%             10%
      ----        ----------   -----------   --------   ----------     --             ---
David Unger         4,000          3.52%      $4.25      04/30/09    $10,691        $27,094
Fati A. Elgendy     4,000          3.52        4.25      04/30/09     10,691         27,094
Gene K. Ogilvie     4,000          3.52        4.25      04/30/09     10,691         27,094
Don Gruenberg       4,000          3.52        4.25      04/30/09     10,691         27,094
Henry M. Mautner    4,000          3.52        4.25      04/30/09     10,691         27,094

1999 YEAR-END UNEXERCISED STOCK OPTIONS

     The following table sets forth information relating to stock options held by the Named Executive Officers.

                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                  OPTIONS AT FISCAL YEAR END    OPTIONS AT FISCAL YEAR END
                  ---------------------------   ---------------------------
      NAME        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ----        -----------   -------------   -----------   -------------
David Unger         25,000         14,000         $     0        $    0
Fati A. Elgendy     43,500         14,000               0             0
Gene K. Ogilvie     25,000         14,000               0             0
Don Gruenberg        7,250         12,750               0             0
Henry M. Mautner    25,000         14,000               0             0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On December 30, 1996, the Company acquired the Thermal Care Division ("Thermal Care") and certain other specified assets and liabilities of Midwesco by the merger of Midwesco with and into MFRI (the "Merger"). Immediately prior to the effectiveness of the Merger, Midwesco contributed all of its assets and liabilities to a new subsidiary, except certain specified assets and liabilities. Pursuant to the Merger, the shareholders of Midwesco, including Messrs. Unger, H. Mautner, B. Mautner, Ogilvie, Elgendy and Gruenberg, placed an aggregate of 300,000 shares of the Company's Common Stock received by them in the Merger into an escrow account to support Midwesco's indemnification obligations pursuant to the Merger (the "Indemnification Escrow"). The Indemnification Escrow terminated on December 30, 1999, three years after the effective time of the Merger. No claims were made on the Indemnification Escrow and all 300,000 shares of the Company's Common Stock in the Indemnification Escrow were released from escrow and distributed on December 30, 1999 to the respective stockholders owning such Common Stock.

     David Unger, Chairman of the Board and Chief Executive Officer of the Company, and Henry M. Mautner, Vice Chairman of the Board of the Company, serve on the Compensation Committee of the Company's Board of Directors; however, both Mr. Unger and Mr. Mautner abstain from voting on matters related to their individual compensation. Prior to the Merger, Messrs. Unger and Mautner also served on the Board of Directors of Midwesco and Mr. Unger serves on the Board of Directors of Midwesco Services, Inc. (formerly known as Mid Res, Inc.), a 50%-owned affiliate of the company formed to succeed to the non-Thermal Care business of Midwesco. Henry M. Mautner is Chairman and director of the company formed to succeed to the non-Thermal Care business of Midwesco. David Unger is Vice President and director of the company formed to succeed to the non-Thermal Care business of Midwesco. Michael D. Bennett, Vice President and Chief Financial Officer of the Company, is Vice President and director of Midwesco Services, Inc. and Vice President of the company formed to succeed to the non-Thermal Care business of Midwesco. Bradley E. Mautner, Vice President and director of the Company, is President of the company formed to succeed to the non-Thermal Care business of Midwesco and Chief Executive Officer and a director of Midwesco Services, Inc.

     The Company provides certain services and facilities to companies primarily owned by Messrs. Unger and H. Mautner and those companies provide certain services to the Company at cost pursuant to a Services Agreement. Any material change to the terms of the Services Agreement must be approved by a majority of the directors, including a majority of the independent directors. During 1999, the Company received $365,000 and paid $239,000 under the Services Agreement.

     The Company leases its primary building from Messrs. Unger and H. Mautner under a lease agreement. During 1999, the Company paid $610,000 under this agreement. Any material change to the terms of the lease agreement must be approved by a majority of the directors, including a majority of the independent directors.

REPORT OF COMPENSATION COMMITTEE OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company considers the following general guidelines in determining the compensation of its officers and key employees:

     - Salary set at levels sufficient to attract and retain employees capable of contributing materially to the Company's long-term success;

     - Annual incentive compensation related to profit in excess of a threshold amount of the Company or of the Company's subsidiary in which the officer or key employee is employed;

     - Stock options; and

     - Non-qualified deferred compensation.

     The Company also makes annual contributions to the accounts of eligible employees in the 401(k) Employee Savings and Protection Plan.

     The Company's 1993 Stock Option Plan ("1993 Plan") and the 1994 Stock Option Plan ("1994 Plan") (collectively, the "Plans") were adopted in order to provide officers and other key employees with long-term incentives in order to create an interest in the Company parallel to that of the Company's public stockholders. Option exercise prices will be no less than fair market value of the Common Stock on the date of grant. Under the Plans, options may be granted to key employees (including officers, whether or not directors) of the Company, its subsidiaries, Midwesco, and its affiliates. The options granted under the Plans may be exercised for periods of up to ten years from the date of grant. Under the 1993 Plan, 100,000 shares of Common Stock of the Company are reserved for issuance upon the exercise of options granted thereunder. Under the 1994 Plan, 250,000 shares of Common Stock of the Company are reserved for issuance upon the exercise of options granted thereunder, which number shall be increased by the number equal to 2% of the aggregate number of shares of Common Stock outstanding as of the last day of the most recently ended fiscal year of the Company. Provided the Company does not issue any additional shares of its Common Stock, the maximum number of shares which may be sold to all optionees pursuant to the 1994 Plan during the term of the 1994 Plan will be 1,081,709. The Committee believes additional incentive compensation should be made available to officers and other key employees, which will increase the effectiveness of the Company's executive compensation program.

     The Committee believes that the combination of salary, incentive compensation (which varies directly with the Company's operating profitability), and stock options (the ultimate value of which is determined by future share price growth), constitutes an executive compensation program which encourages enhancement of Company profitability and stockholder value.

     The compensation of David Unger, Chairman of the Board and Chief Executive Officer of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Unger's annual incentive compensation decreased significantly in 1998 based on the decrease in the Company's pretax earnings. His annual incentive compensation increased significantly in 1999 based on the increase in the Company's pretax earnings. Although a member of the Compensation Committee, Mr. Unger abstains from voting on matters related to his individual compensation.

     Fati A. Elgendy, Vice President of the Company and President of Perma-Pipe, receives annual compensation consisting of a base salary and incentive compensation. Mr. Elgendy's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Elgendy's annual incentive compensation increased in 1998 and 1999 as a result of the application of the then-applicable incentive formulas to the actual operating results.

     Gene K. Ogilvie, Vice President of the Company and President of Midwesco Filter, receives annual compensation consisting of a base salary and incentive compensation. Mr. Ogilvie's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Ogilvie's annual incentive compensation decreased significantly in 1998 as the profitability of Midwesco Filter decreased significantly compared to the threshold amount. His annual incentive compensation increased significantly in 1999 as the profitability of Midwesco Filter increased significantly compared to the threshold amount.

     Don Gruenberg, Vice President of the Company and President and Chief Operating Officer of Thermal Care, receives annual compensation consisting of a base salary and incentive compensation. Mr. Gruenberg's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Gruenberg's incentive compensation decreased significantly in 1998 and 1999 compared to 1997 as profitability of Thermal Care decreased significantly compared to the threshold amount.

     The compensation of Henry M. Mautner, Vice Chairman of the Board of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Mautner's annual incentive compensation decreased significantly in 1998 based on the decrease in the Company's pretax earnings. His annual incentive compensation increased significantly in 1999 based on the increase in the Company's pretax earnings. Although a member of the Compensation Committee, Mr. Mautner abstains from voting on matters related to his individual compensation.

                                          Stephen B. Schwartz, Chairman
                                          Arnold F. Brookstone
                                          Dennis Kessler
                                          Henry M. Mautner
                                          Eugene Miller
                                          David Unger
                                          Members of the Compensation Committee

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total returns of the Nasdaq Market Index (the "Nasdaq Index") and the Russell 2000 Index. The Company has selected the Russell 2000 Index, which is an index of companies with similar market capitalizations to the Company, as the most appropriate comparison, because the Company has three distinctly different businesses and no industry "peer" group is comparable to the Company. The comparison assumes $100 investments on February 1, 1995 in the Company's Common Stock, the Nasdaq Index and the Russell 2000 Index, and further assumes reinvestment of dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                               AMONG MFRI, INC.,
                   NASDAQ MARKET INDEX AND RUSSELL 2000 INDEX

                        [STOCK PRICE PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------
                                                      January 31,
-----------------------------------------------------------------------------------------------
                              1995       1996       1997       1998       1999       2000
-----------------------------------------------------------------------------------------------
 MFRI, Inc.                  $100.00    $122.50    $156.88    $172.50    $115.00    $ 82.50
-----------------------------------------------------------------------------------------------
 Russell 2000 Index           100.00     130.07     154.71     182.64     182.64     212.10
-----------------------------------------------------------------------------------------------
 Nasdaq Market Index          100.00     140.02     184.26     217.04     338.74     506.71
-----------------------------------------------------------------------------------------------

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED NUMBER OF SHARES

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock, par value $0.01 per share, from 15,000,000 shares to 50,000,000 shares.

     The additional Common Stock to be authorized by adoption of the amendment would have identical rights to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

     In addition to the 4,922,364 shares of Common Stock outstanding at March 31, 2000, the Board has reserved 937,921 shares for issuance under stock option plans and warrants, an additional 393,788 shares are expected to be reserved for issuance under stock option plans, and a total of 6,254,073 shares are currently reserved for issuance upon exercise of the rights granted under that certain Rights Agreement dated as of September 15, 1999 between the Company and Harris Trust and Savings Bank, as rights agent (the "Rights Agreement"). The purpose of the Rights Agreement is to protect and maximize the value of the outstanding equity interest in the Company in the event of a coercive attempt to take over the Company in a manner or on terms not approved by the Board of Directors. In connection with the execution of the Rights Agreement, the Board of Directors of the Company on September 15, 1999, declared a dividend per share of Common Stock of one right to purchase one share of Common Stock for $25.00 (a "Right") and reserved for issuance 6,254,073 shares of common stock upon exercise of the Rights granted under the Rights Agreement.

     Although at present the Board of Directors has no plans to issue additional shares of the Company's Common Stock, it desires to have such shares available to provide additional flexibility to use the Company's capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers, directors and certain consultants of the Company, establishing strategic relationships with other companies, and expanding the Company's business or product line through the acquisition of other businesses or products.

     In addition to the possible uses described above, if the proposal to increase the number of authorized shares of Common Stock is adopted, some of the additional shares of Common Stock that would become available for issuance would be reserved by the Company for issuance under the Rights Agreement, in addition to the 6,254,073 shares already reserved for issuance thereunder, in order give full effect to the provisions of the Rights Agreement. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the approval of this proposal to amend the Company's Certificate of Incorporation could facilitate future efforts to deter or prevent changes in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

     The affirmative vote of the holders of a majority of the shares of the Common Stock will be required to approve the proposed amendment to the Company's Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                    AUDITORS

     Representatives of Deloitte & Touche LLP, the Company's auditors, are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting
of stockholders in 2001 must be received by the Company by February   , 2001 in
order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting. In addition, if any business should properly come before such annual meeting other than that which is stated in such proxy statement, then, if the Company does not receive notice of such matter by April
  , 2001, the persons designated in such proxy form will have discretionary authority to vote or refrain from voting on any such proposal.

                           INCORPORATION BY REFERENCE

     The Company's Audited Financial Statements, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk contained in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000 previously filed with the Securities and Exchange Commission by the Company (SEC File No. 0-18370) are incorporated by reference in this proxy statement.

                                   IMPORTANT

     All stockholders are cordially invited to attend the meeting in person.

     If you cannot be present at the meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

                                                                      APPENDIX 1

                                   MFRI, INC.
                            AUDIT COMMITTEE CHARTER
                          AS ADOPTED ON APRIL 18, 2000

A.  ORGANIZATION

     The Audit Committee shall be organized as follows:

     1. The Audit Committee shall consist of three (3) or more directors elected annually by the Board of Directors.

     2. Each member of the Audit Committee shall be "independent" as defined in the rules of the NASD.

     3. Each member of the Audit Committee shall be financially literate and at least one (1) of the members shall have expertise in the area of accounting or financial management.

     4. The Audit Committee shall annually review its charter and recommend to the Board of Directors any charter changes that the Audit Committee considers advisable.

     5. The Audit Committee shall meet as frequently as circumstances require, but in no event less than two times per year. The Audit Committee may ask members of management or others to attend meeting and provide pertinent information as necessary.

     6. The Audit Committee will have direct access to financial, legal, and other staff of and advisors to the Company. Such advisors may assist the members in defining their rules and responsibilities, consult with members regarding a specific audit or other issues that may arise in the course of the Audit Committee's duties.

     7. The Audit Committee shall report periodically to the Board of Directors on matters within the scope of the Audit Committee's responsibility.

     8. The Audit Committee shall elect a Chairman and a Deputy Chairman, each to serve until a successor is elected.

B.  SCOPE OF RESPONSIBILITIES.

     The Audit Committee shall have the following responsibilities:

     1. Recommend the selection and discharge of the independent auditors for approval by the Board of Directors, and approve compensation of the independent auditors.

     2. The independent auditors shall be accountable to the Audit Committee and to the Board of Directors.

     3. Review independence with independent auditors annually, including the consideration of other services provided by the independent auditors or their affiliates. Obtain on an annual basis written confirmation of the independence of the independent auditors.

     4. Serve as a channel of communication between the independent auditors and the Board of Directors.

     5. Review with the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

     6. Conduct separate executive sessions with management and with the independent auditors relating to the areas within the scope of Audit Committee responsibility.

     7. Consider the results of the review of the interim financial statements by the independent auditors. The Audit Committee Chairman (or in the extended absence of the Chairman, the Deputy Chairman) will discuss the results of the review with the independent auditors and the Company's Chief Financial Officer prior to public announcement of the interim results. The Chairman or Deputy Chairman will convene the Audit Committee by telephone or in person if in his judgment there is an issue that warrants such a meeting.

     8. Recommend to the Board of Directors the inclusion of the audited financial statements in the Company's annual report on Form 10-K.

     9. Prepare an annual report of the Audit Committee to be included in the Company's annual meeting proxy statement.

     10. Review the Company's compliance with applicable accounting and financial reporting rules, including SEC, NASD and AICPA rules.

     11. Inquire of management and of the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     12.  Consider and review with the independent auditors:

        (a) The adequacy of the Company's internal controls including computerized information system controls and security.

        (b) The findings and recommendations of the independent auditors together with management's responses with respect to the Company's internal controls.

     13.  Consider and review with management and the independent auditors:

        (a) Significant findings during the year, including the status of previous audit recommendations.

        (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

     14. Inquire as to the independent auditors' independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

     15. Inquire as to the independent auditors' views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

     16. Consider, in consultation with the independent auditors, the audit scope and plan of the independent auditors.

     17. Review with management and the independent auditors the results of annual audits and related comments deemed appropriate including:

        (a) The independent auditors' audit of the Company's annual financial statements, accompanying footnotes and its report thereon.

        (b) Any significant changes required in the independent auditors' audit plans.

        (c) Any difficulties or disputes with management encountered during the course of the audit.

        (d)  The Company's compliance with its loan covenants.

        (e) Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

     18. Review with the independent auditors any impending changes in accounting and financial reporting rules, including SEC, NASD and AICPA rules, and the expected impact of such changes on the Company.

     19. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee is empowered to use the Company's professional advisors or to retain independent counsel and other independent professionals to assist in the conduct of any investigation.

     20. Discuss with management the status of pending litigation, taxation matters and areas of oversight to the legal and compliance area as may be appropriate.

     21. The Audit Committee has the responsibility to exercise the powers set out in this Charter. However, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete or constitute a fair presentation or are in accordance with generally accepted accounting principles. These matters are the responsibility of management and the independent auditor. It is also not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor, or to ensure compliance with laws and regulations.

                                   MFRI, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

1.   Election of Directors

     Nominees: David Unger, Henry M. Mautner, Gene K. Ogilvie, Fati A. Elgendy, Bradley E. Mautner, Don Gruenberg, Arnold F. Brookstone, Eugene Miller, Stephen B. Schwartz, Dennis Kessler. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED AT THE RIGHT AND MARK THE OVAL "FOR ALL NOMINEES EXCEPT")

For         Withheld         For All Nominees
                             Except
/ /         / /              / /



----------------------------------------
Nominee Exceptions

2. Approval of the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from 15,000,000 to 50,000,000 shares

For          Against       Abstain

/ /          / /           / /



3. In accordance with their discretion upon all other matters that may properly come before said meeting and any adjournment thereof.


Dated: ________________ , 2000



----------------------------------------
Signature



----------------------------------------
Signature

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. FOR JOINT ACCOUNTS, BOTH OWNERS SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, ETC., PLEASE SIGN YOUR FULL TITLE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED UNDER
ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

--------------------------------------------------------------------------------
PROXY                                                                      PROXY


                                   MFRI, INC.

                     FOR SHARES OF COMMON STOCK SOLICITED ON
             BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2000

     The undersigned hereby appoints DAVID UNGER, HENRY M. MAUTNER and MICHAEL
D. BENNETT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on June 27, 2000 at 10:00 a.m. Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

     PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.